SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 3, 2002
Date of Report
(Date of earliest event reported)

INFOSPACE, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-25131	91-1718107
(Commission File No.)	(IRS Employer Identification Number)

601 108th Avenue N.E., Suite 1200
Bellevue, Washington 98004
(Address of Principal Executive Offices)

425-201-6100
(Registrant’s Telephone Number, Including Area Code)

Item 5.     OTHER EVENTS

On July 3, 2002, InfoSpace, Inc. received notification from The Nasdaq Stock Market that it is not in compliance with the National Market’s listing maintenance standard regarding minimum bid prices. In accordance with that rule, InfoSpace has 90 days to regain compliance with its stock trading above $1 for 10 consecutive trading days.

The InfoSpace Board of Directors is evaluating various alternatives to address this issue.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS.

99.1	Press Release, dated July 5, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 5, 2002

INFOSPACE, INC.

By:	/S/ JOHN M. HALL
John M. Hall Senior Vice President and General Counsel